Exhibit 10.38

U.S. Small Business Administration Paycheck Protection Program NOTE

PAYCHECK PROTECTION PROGRAM SBA LOAN NO.:	20421771-05
DATE:	April 15, 2020
LOAN AMOUNT:	$1,301,365.00
INTEREST RATE:	1.00%
BORROWER:	AudioEye, Inc.
LENDER:	Liberty Capital Bank

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of One million three hundred one thousand three hundred sixty-five dollars and no cents ($1,301,365.00), interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower.

“SBA” means the Small Business Administration, an Agency of the United States of America.

"Paycheck Protection Program" means those loans extended pursuant to Sections 1102 and 1106 of the CARES ACT as loans under the SBA's 7(a) Loan Program.

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are: Borrower shall pay this loan in 18 installments of principal and interest in an amount necessary, as determined by Lender on the date six months from the date hereof (the “Payment Calculation Date”), to fully amortize the outstanding principal balance of this Note at the Interest Rate over an 18 month period commencing on the Payment Calculation Date, beginning November 15, 2020 and continuing on the same day of each calendar month thereafter, through and including April 15, 2022 when the entire remaining principal balance of the Note, and all accrued and unpaid interest, shall be due and payable.

4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.	Fails to do anything required by this Note and other Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
D.	Makes, or anyone acting on Borrower's behalf makes, a materially false or misleading representation to Lender or SBA;
E.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;
F.	Fails to pay any taxes when due;
G.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
H.	Has a receiver or liquidator appointed for any part of their business or property;
I.	Makes an assignment for the benefit of creditors;

J.      Excluding all material adverse changes resulting from COVID-19, Borrower has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

K.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
l.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from Borrower;
C.	File suit and obtain judgment;
D.	Take possession of any Collateral; or
E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.    Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;
D.	Compromise, release, renew, extend or substitute any of the Collateral; and
E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.

D.    Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.    To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

H.    Borrower acknowledges that this Note evidences a loan extended by Lender to Borrower under the Paycheck Protection Program. Borrower covenants to comply with the requirements imposed upon borrowers under the program. The Paycheck Protection Program includes a feature by which under certain circumstances Borrower may be entitled to forgiveness of substantially all or a portion of the loan evidenced by this Note. Borrower acknowledges that, as a condition precedent to any such forgiveness, Borrower shall be required to provide such information and documentation and sign such certificates and documents as Lender may determine is necessary or appropriate or is required under the Paycheck Protection Program.

10.	STATE-SPECIFIC PROVISIONS:

A.    Usury Savings Provisions. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas and/or federal law governing the maximum rate or amount of interest payable on this Note. In no event shall Lender ever contract for, charge, take, reserve or receive amounts deemed interest which would exceed the Maximum Lawful Rate (herein so- called) applicable to this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of this Note, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Payee shall be credited on the principal balance of this Note (or, if the Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note shall immediately be deemed reformed so as to comply with the applicable laws.

B.     Statute of Frauds Notice. Pursuant to §26.02 of the Texas Business and Commerce Code, Lender and Borrower hereby agree as follows: This Note and the written documents, agreements and instruments entered into in connection with this Note represent the final agreements between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

11.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

BORROWER:

AudioEye, Inc.

By:	/s/ Heath Thompson
Name:	Heath Thompson
Title:	CEO